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                             3D SYSTEMS CORPORATION                   EXHIBIT 11
                          COMPUTATION OF PER SHARE EARNINGS
                        PRIMARY AND FULLY DILUTED COMPUTATION

                                                    Three Month Periods Ended
                                                --------------------------------
                                                March 31, 1995    March 29, 1996
                                                --------------    --------------
PRIMARY EARNINGS PER SHARE

Net income                                     $ 1,330,996         $ 1,121,243
                                               -----------         -----------
                                               -----------         -----------

Applicable common and common
 stock equivalent shares:
   Weighted average number of shares
    of common stock outstanding
    during the period                            9,156,210          11,286,908

   Incremental number of shares
    outstanding during the period
    resulting from the assumed
    exercises of stock options and
    warrants                                       403,211             489,835
                                                   -------             -------

   Weighted average number of shares
    of common stock and common stock
    equivalents during the period                9,559,421          11,776,743
                                                 ---------          ----------
                                                 ---------          ----------
Primary earnings per share                       $     .14          $      .10
                                                 ---------          ----------
                                                 ---------          ----------

FULLY DILUTED EARNINGS PER SHARE

Net income                                      $1,330,996         $ 1,121,243
                                                ----------         -----------
                                                ----------         -----------

Applicable common and common stock
 equivalent shares:
  Weighted average number of shares
   of common stock outstanding during
   the period                                    9,156,210          11,286,908

  Incremental number of shares
   outstanding during the period
   resulting from the assumed
   exercises of stock options and
   warrants                                        420,115             489,931
                                                   -------             -------

  Weighted average number of shares
   of common stock and common stock
   equivalents outstanding during the
   period                                        9,576,325          11,776,839
                                                 ---------          ----------
                                                 ---------          ----------

Fully diluted earnings per share                 $     .14         $       .10
                                                 ---------         -----------
                                                 ---------         -----------